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                                                                   Exhibit 21.01

LIST OF REGISTRANT'S SUBSIDIARIES

                                                                                               PERCENTAGE OWNED BY
                  NAME                              Country of Organization                      Macromedia, Inc.
                  ----                              -----------------------                      ----------------
Macromedia Europe Limited                                   England                                    100%
Macromedia KK                                                Japan                                     100%



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